Exhibit 99.1

Sientra Reports Second Quarter Revenue Growth Driven By Increased Acceleration in Reconstruction Channel

Santa Barbara, CA – August 11, 2022 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company focused on enhancing lives by advancing the art of plastic surgery, today announced its financial results for the second quarter that ended June 30, 2022.

Q2 2022 Financial and Business Highlights

•
Net sales of $21.5 million, representing growth of 7% over the second quarter of 2021, driven by 23% year-over-year growth in reconstruction.
•
Year-to-date net sales of $42.9 million, representing growth of nearly 12% compared to the same period of 2021.
•
Gross margins of 59.2%, reflecting strong reconstruction performance and improved operational efficiencies compared to 56% for the same period last year.
•
Added record number of new accounts (~300) and continued to expand market share in both reconstruction and augmentation channels.
•
Exceeded 80% reorder rates for our higher-volume existing accounts.
•
Launched Dermaspan, six-tab tissue expander.
•
Received FDA-approval for Low Plus Profile Breast Implant.

Ron Menezes, Sientra’s President and Chief Executive Officer, said, “With our advanced technology, industry-leading safety profile, and innovative programs, we have been able to significantly outperform the market in both reconstruction and augmentation. We are encouraged by the high level of re-order rates we are seeing as well as overall new account growth, which we believe sets us up for continued growth in 2022 and beyond "

“We will continue to focus on higher growth innovative markets within the aesthetic space to enhance our product offerings for plastic surgeons. The recent acquisition of our novel fat grafting technology puts us in a strong position to compete in this fast-growing market. A recent survey we conducted showed approximately 80% of plastic surgeons have the intention to try our novel technology and see the unique clinical value that it offers."

“With the continued strong performance in reconstruction, coupled with our new product strategy, and operating discipline, we remain more confident than ever in our ability to double our revenues within the next three years and reach cashflow break even.” concluded Menezes.

Second Quarter 2022 Financial Results

•
Total net sales were $21.5 million, an increase of 7.0% compared to total net sales of $20.1 million for the same period in 2021.

•
Gross profit for the second quarter 2022 was $12.7 million, or 59.2% of sales, compared to gross profit of $11.3 million, or 56.0% of sales, for the same period in 2021. Excluding one-time, non-cash charges related to the write-off of expiring product, gross margins would have been approximately 61% for the current period.

•
Operating expenses for the second quarter 2022 of $28.7 million compared to $20.4 million for the same period in 2021. This was mostly driven by higher investment in R&D and commercial operations in anticipation of new product launches.

•
Loss from continuing operations for the second quarter 2022 was $18.2 million compared to $18.5 million, for the same period in 2021.

•
Non-GAAP operating expenses for the second quarter 2022 were $22.3 million as compared to $17.0 million for the same period in 2021. The increase is primarily attributed to investments in R&D and commercial operations in anticipation of new product launches.

•
Net cash and cash equivalents as of June 30, 2022, were $25.0 million, compared to $51.8 million on December 31, 2021.

2022 Guidance

Macro headwinds have worsened through 2022, and continue to have a broad impact on overall consumer spending as recession concerns loom. The aesthetic market has seen some impact in the first half, and it is difficult to say how long these trends will persist at this time. We continue to gain share in the augmentation and reconstruction channels, and have done a good job navigating in this market, but given these headwinds, we are taking a more cautious stance. We are adjusting our full year's revenue guidance to a range of $90 to $95 million, down from prior guidance of $93 to $97 million. The new guidance reflects growth of 11% to 18% compared to sales of $80.7 million in 2021.

Conference Call

Sientra will hold a conference call today, August 11, 2022, at 4:30 pm ET to discuss second quarter 2022 results. The dial-in numbers are 1-866-374-5140 for domestic callers. The conference ID is 32094933. The webcast link is the following: Sientra Q2' 2022 Earnings Call Webcast Registration

Link. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA and US GAAP Operating Expenses with a non-GAAP measure of Non-GAAP Operating Expenses. Management believes that these non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the Company, facilitate a more meaningful comparison of results for current periods with previous operating results, and assist management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. Reconciliations of non-GAAP Adjusted EBITDA and Non-GAAP Operating Expenses to GAAP net income (loss) and GAAP Operating Expenses, the most directly comparable GAAP measures, are provided in the schedules below. In the current period, management added “Bad debt expense” as an adjustment to the non-GAAP measure of Adjusted EBITDA to align with internal targets, budgets and forecasts. The prior periods have been recast to conform with the current period presentation.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measures provided in the schedules below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company exclusively focused on plastic surgery. The Company mission is to offer proprietary innovations and unparalleled partnerships that radically advance how plastic surgeons think, work and care for their patients. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s product portfolio includes its Sientra round and shaped breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, the AuraGen fat grafting system, and BIOCORNEUM®, the #1 performing, preferred and recommended scar gel of plastic surgeons (*).

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the Company’s unaudited financial information for the second quarter ended June 30, 2022,, the impact of the COVID-19 pandemic on the Company and its operations, the impact of current economic headwinds on the Company and its operation, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, outlook and overall business strategy, the Company’s ability to successfully integrate the AuraGen fat grafting system into its existing operations, the reception of plastic surgeons to the Company’s products, including the AuraGen fat grafting system, the Dermaspan 6-tab and Allox2 PRO products, the Company’s ability to expand into aesthetic applications outside of breast procedures, and the Company’s ability to capture additional market share and customer accounts in the plastic surgery market. Such statements are subject to risks and uncertainties, including the audit of the Company’s financial statements which audit is not yet complete and the numbers presented here could differ from the final audited financial statements presented by the Company, the scope and duration of the COVID-19 pandemic, the scope ad duration of the current economic headwinds, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, including the AuraGen fat grafting system, Dermaspan 6-tab and Allox2 PRO, the ability to meet consumer demand, the growth of the plastic surgery market and breast procedures, regulatory timelines in the United States and abroad for approval of the Company’s products, and the ability of the Company to execute on its commercial, marketing, research and development and regulatory plans. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Investor Relations Contact

Aman R. Patel, CFA

aman.patel@westwicke.com

Sientra, Inc.
Consolidated Statements of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net sales	$21,513	$20,103	$42,911	$38,415
Cost of goods sold	8,771	8,838	17,324	16,997
Gross profit	12,742	11,265	25,587	21,418
Operating expenses:
Sales and marketing	13,664	10,477	29,252	22,296
Research and development	2,959	2,400	6,103	4,595
General and administrative	12,057	7,545	22,265	15,456
Total operating expenses	28,680	20,422	57,620	42,347
Loss from operations	(15,938)	(9,157)	(32,033)	(20,929)
Other income (expense), net:
Interest income	15	1	17	3
Interest expense	(2,323)	(2,113)	(4,220)	(4,117)
Change in fair value of derivative liability	—	(7,270)	—	(50,010)
Other income (expense), net	—	—	5	(97)
Total other income (expense), net	(2,308)	(9,382)	(4,198)	(54,221)
Loss from continuing operations before income taxes	(18,246)	(18,539)	(36,231)	(75,150)
Income tax expense	—	—	—	—
Loss from continuing operations	(18,246)	(18,539)	(36,231)	(75,150)
Income (loss) from discontinued operations, net of income taxes	(58)	(1,595)	(114)	326
Net loss	$(18,304)	$(20,134)	$(36,345)	$(74,824)
Basic and diluted net loss per share attributable to common stockholders
Continuing operations	$(0.29)	$(0.32)	$(0.58)	$(1.34)
Discontinued operations	(0.00)	(0.03)	(0.00)	(0.00)
Basic and diluted net loss per share	$(0.29)	$(0.35)	$(0.58)	$(1.34)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	62,649,540	57,647,883	62,493,559	56,003,274

Sientra, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$24,990	$51,772
Accounts receivable, net	36,298	33,105
Inventories, net	52,801	52,914
Prepaid expenses and other current assets	3,874	2,979
Current assets of discontinued operations	4	4
Total current assets	117,967	140,774
Property and equipment, net	12,839	13,998
Goodwill	9,202	9,202
Other intangible assets, net	26,973	28,765
Right of use assets, net	7,305	6,565
Other assets	894	600
Total assets	$175,180	$199,904
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$8,607	$2,237
Accounts payable	7,297	7,402
Accrued and other current liabilities	17,253	21,298
Customer deposits	38,235	35,182
Sales return liability	12,494	13,399
Current liabilities of discontinued operations	500	500
Total current liabilities	84,386	80,018
Long-term debt	63,072	62,434
Deferred and contingent consideration	5,634	5,872
Warranty reserve	2,764	2,505
Lease liabilities	7,495	5,604
Other liabilities	3,160	2,614
Total liabilities	166,511	159,047
Stockholders’ equity:
Total stockholders’ equity	8,669	40,857
Total liabilities and stockholders’ equity	$175,180	$199,904

Sientra, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(36,345)	$(74,824)
Income (loss) from discontinued operations, net of income taxes	(114)	326
Loss from continuing operations, net of income taxes	(36,231)	(75,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,402	2,110
Provision for doubtful accounts	505	618
Provision for warranties	525	444
Provision for inventory	404	427
Fair value adjustments to derivative liability	—	50,010
Fair value adjustments of other liabilities held at fair value	(88)	49
Amortization of debt discount and issuance costs	1,927	1,722
Stock-based compensation expense	4,258	5,747
Payments of contingent consideration liability in excess of acquisition-date fair value	—	(2,416)
Other non-cash adjustments	70	459
Changes in assets and liabilities:
Accounts receivable	(3,698)	(2,167)
Inventories	(291)	(6,565)
Prepaid expenses, other current assets and other assets	916	126
Accounts payable, accrued, and other liabilities	(4,691)	(1,465)
Customer deposits	3,052	9,832
Sales return liability	(905)	1,380
Net cash flow from operating activities - continuing operations	(30,845)	(14,839)
Net cash flow from operating activities - discontinued operations	(114)	(263)
Net cash used in operating activities	(30,959)	(15,102)
Cash flows from investing activities:
Purchase of property and equipment	(813)	(3,170)
Net cash flow from investing activities - continuing operations	(813)	(3,170)
Net cash flow from investing activities - discontinued operations	—	11,314
Net cash used in investing activities	(813)	8,144
Cash flows from financing activities:
Proceeds from issuance of common stock for employee stock-based plans	329	1,474
Net proceeds from issuance of common stock	—	39,226
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(430)	(1,942)
Gross borrowings under the Term Loan	5,000	1,000
Gross borrowings under the Revolving Loan	5,440	—
Repayment of the Revolving Loan	(5,277)	—
Payments of contingent consideration up to acquisition-date fair value	—	(4,550)
Payments for debt financing fees	(73)	(800)
Net cash provided by financing activities	4,989	34,408
Net increase (decrease) in cash, cash equivalents and restricted cash	(26,783)	27,450
Cash, cash equivalents and restricted cash at:
Beginning of period	52,068	55,300
End of period	$25,285	$82,750

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	24,990	82,417
Restricted cash included in other assets	295	333
Total cash, cash equivalents and restricted cash	$25,285	$82,750

Sientra, Inc.
Reconciliation of Loss from Continuing Operations to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars, in thousands	2022	2021	2022	2021
Loss from continuing operations, as reported	$(18,246)	$(18,539)	$(36,231)	$(75,150)
Adjustments to loss from continuing operations:
Interest (income) expense and other, net	2,308	2,112	4,198	4,211
Depreciation and amortization	1,659	1,074	3,402	2,110
Fair value adjustments to contingent consideration	(88)	31	(88)	49
Fair value adjustments to derivative liability	—	7,270	—	50,010
Stock-based compensation	2,061	2,584	4,258	5,747
Bad debt expense	190	349	505	618
One-time severance charges	1,314	—	1,635	—
Legal settlement expense	1,600	—	1,600	—
Total adjustments to loss from continuing operations	9,044	13,420	15,510	62,745
Adjusted EBITDA	$(9,202)	$(5,119)	$(20,721)	$(12,405)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
As a Percentage of Revenue**	2022	2021	2022	2021
Loss from continuing operations, as reported	(84.8%)	(92.2%)	(84.4%)	(195.6%)
Adjustments to loss from continuing operations:
Interest (income) expense and other, net	10.7%	10.5%	9.8%	11.0%
Depreciation and amortization	7.7%	5.3%	7.9%	5.5%
Fair value adjustments to contingent consideration	(0.4%)	0.2%	(0.2%)	0.1%
Fair value adjustments to derivative liability	0.0%	36.2%	0.0%	130.2%
Stock-based compensation	9.6%	12.9%	9.9%	15.0%
Bad debt expense	0.9%	1.7%	1.2%	1.6%
One-time severance charges	6.1%	0.0%	3.8%	0.0%
Legal settlement expense	7.4%	0.0%	3.7%	0.0%
Total adjustments to loss from continuing operations	42.0%	66.8%	36.1%	163.3%
Adjusted EBITDA	(42.8%)	(25.5%)	(48.3%)	(32.3%)

** Adjustments may not add to the total figure due to rounding

Sientra, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP operating expenses, as reported	$28,680	$20,422	$57,620	$42,347
Adjustments to GAAP operating expenses:
Depreciation and amortization	1,289	492	2,571	977
Fair value adjustments to contingent consideration	(88)	31	(88)	49
Stock-based compensation	2,061	2,584	4,258	5,747
Bad debt expense	190	349	505	618
One-time severance charges	1,314	—	1,635	—
Legal settlement	1,600	—	1,600	—
Total adjustments to GAAP operating expenses	6,366	3,456	10,481	7,391
Non-GAAP operating expenses	$22,314	$16,966	$47,139	$34,956

Sientra, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP operating expenses, as reported
Sales and marketing	$13,664	$10,477	$29,252	$22,296
Research and development	2,959	2,400	6,103	4,595
General and administrative	12,057	7,545	22,265	15,456
Total GAAP operating expenses, as reported	$28,680	$20,422	$57,620	$42,347
Adjustments to GAAP operating expenses:
Sales and marketing	1,681	816	2,426	2,014
Research and development	97	414	402	985
General and administrative	4,588	2,226	7,653	4,392
Total adjustments to GAAP operating expenses	6,366	3,456	10,481	7,391
Non-GAAP operating expenses
Sales and marketing	11,983	9,661	26,826	20,282
Research and development	2,862	1,986	5,701	3,610
General and administrative	7,469	5,319	14,612	11,064
Total Non-GAAP operating expenses	$22,314	$16,966	$47,139	$34,956